Exhibit 99.1

SurgePays Announces Closing on $25 Million Senior Credit Facility

Non-dilutive Installment Sale Agreement for Cash Flow Positive Growth

BARTLETT, Tenn., Nov. 18, 2022 (GLOBE NEWSWIRE) — SurgePays, Inc. (Nasdaq: SURG) (“SurgePays” or the “Company”), a technology and telecommunications company focused on the underbanked and underserved, announced it has closed on a $25 million senior secured credit facility from Affordable Connectivity Financing V LLC (“ACF V”) - a wholly-owned subsidiary of Horizon Capital LLC and affiliate of ACP Finance. Approximately $15 million of financing was provided at closing.

The credit facility, an Installment Sale Agreement with ACF V, is a structured credit, non-dilutive structure without warrants, convertibility or stock issued as part of the transaction. An Installment Sale Agreement is a unique short-term liability that provides for repayment over the subscriber life in a fashion that should allow SurgePays to grow its subscriber base in a cash flow positive manner.

Brian Cox, CEO of SurgePays, stated, “Our team has worked many hours for months to accomplish this access to millions in growth capital without incurring term debt or selling stock. If you consider we have throttled sales awaiting this funding and still ramped our revenue up 2.5X to over $36 million in Q3, it’s extremely exciting to think of what our team can do fully locked and loaded. The guys at ACP Finance are a great partner for us as they allow us to lower our device costs and increase sales within a non-dilutive investment structure with no term debt or stock related component. The impact to our cash flow, revenue and balance sheet should be significant. This facility structure is perfectly suited for our hyper growth model because it offers us increased credit capacity as we continue to add subscribers.”

Bill Pettinati, Manager of ACF V, stated, “We are pleased to add SurgePays to our portfolio of ACP and Lifeline companies that provide essential broadband and communication services to the underserved. We look forward to a long partnership with Brian and his team in building SurgePays.”

Kelley Drye & Warren LLP represented Affordable Connectivity Financing V LLC and Lucosky Brookman LLP represented SurgePays in the transaction.

About SurgePays, Inc.

SurgePays, Inc. is a technology and telecommunications company focused on the underbanked and underserved communities. SurgePhone Wireless provides mobile broadband to low-income consumers nationwide. SurgePays blockchain fintech platform utilizes a suite of financial and prepaid products to convert corner stores and bodegas into tech hubs for underbanked neighborhoods. Please visit SurgePays.com for more information.

About ACP Finance

ACP Finance provides growth capital to companies based on forecasted customer value. The company funds eligible telecom companies participating in the Affordable Connectivity Program and Lifeline Sector. Please visit acpfinance.net for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations

Brian M. Prenoveau, CFA

MZ Group - MZ North America

SURG@mzgroup.us

561 489 5315